As filed with the Securities and Exchange Commission on September 24, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

SOTHERLY HOTELS LP

(Exact name of Registrant as specified in its governing instruments)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew M. Sims

Chief Executive Officer

Sotherly Hotels Inc.

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(757) 564-8801 (Telecopy)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Thomas J. Egan, Jr., Esq. Pamela K. Dayanim, Esq. Baker & McKenzie LLP 815 Connecticut Avenue, NW Washington, DC 20006 (202) 452-7000	John A. Good, Esq. Justin R. Salon, Esq. Bass, Berry & Sims PLC 1201 Pennsylvania Avenue, Suite 300 Washington, DC 20004 (202) 827-2957

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    Registration No. 333-189821

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934).

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(2)
Senior Unsecured Notes due 2018	$4,600,000	$627.44

(1)	Based on the public offering price. Includes senior unsecured notes that the underwriters have the option to purchase solely to cover overallotments, if any.
(2)	The $4,600,000 proposed maximum aggregate offering price being registered under this Registration Statement is in addition to the $23,000,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-11 (File No. 333-189821), as amended, for which an aggregate registration fee of $3,137.20 was previously paid.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE

This Registration Statement on Form S-11 is being filed to register additional senior unsecured notes of Sotherly Hotels LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction G of Form S-11. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of counsel regarding the legality of the securities being registered and with respect to tax matters and a related consent and accountants’ consents. This Registration Statement relates to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-189821), initially filed by the Registrant on July 3, 2013 and declared effective by the Securities and Exchange Commission on September 24, 2013 (the “Initial Registration Statement”). This Registration Statement covers the registration of an additional $4,600,000 aggregate principal amount of the Registrant’s senior unsecured notes for sale in the offering related to the Initial Registration Statement. Pursuant to Rule 462(b), the contents of the Initial Registration Statement, including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsburg, Commonwealth of Virginia, on September 24, 2013.

SOTHERLY HOTELS LP,

by its General Partner, SOTHERLY HOTELS INC.

By:	/s/ DAVID R. FOLSOM
Name:	David R. Folsom
Its:	President and Chief Operating Officer

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Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/S/ ANDREW M. SIMS Andrew M. Sims	Chief Executive Officer and Chairman of the Board of Directors of Sotherly Hotels Inc. (Principal Executive Officer of Sotherly Hotels Inc.)	September 24, 2013

/S/ DAVID R. FOLSOM David R. Folsom	President and Director of Sotherly Hotels Inc.	September 24, 2013

/S/ ANTHONY E. DOMALSKI Anthony E. Domalski	Chief Financial Officer of Sotherly Hotels Inc. (Principal Financial Officer and Principal Accounting Officer of Sotherly Hotels Inc.)	September 24, 2013

Gen. Anthony C. Zinni	Director of Sotherly Hotels Inc.

J. Paul Carey	Director of Sotherly Hotels Inc.

/S/ EDWARD S. STEIN* Edward S. Stein	Director of Sotherly Hotels Inc.	September 24, 2013

/S/ DAVID J. BEATTY* David J. Beatty	Director of Sotherly Hotels Inc.	September 24, 2013

/S/ JAMES P. O’HANLON* James P. O’Hanlon	Director of Sotherly Hotels Inc.	September 24, 2013

/S/ KIM E. SIMS* Kim E. Sims	Director of Sotherly Hotels Inc.	September 24, 2013

Ryan P. Taylor	Director of Sotherly Hotels Inc.

*	Executed pursuant to power of attorney.

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Baker & McKenzie LLP

8.1	Opinion of Baker & McKenzie LLP with respect to tax matters

23.1	Consent of PBMares, LLP

23.2	Consent of Baker & McKenzie LLP (included in Exhibits 5.1 and 8.1)

24.1	Power of attorney (included in signature page)†

†	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-189821), filed with the Securities and Exchange Commission on July 3, 2013.

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